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                                                                  Exhibit (5)(e)

                                     FORM OF
                                   SCHEDULE A
                            AMENDED FEBRUARY 2, 1998

FUND                                                      FUND EFFECTIVE DATE
----                                                      -------------------
Schwab California Municipal Money Fund                    November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                           November 5, 1991

Schwab Value Advantage Money Fund                         February 7, 1992

Schwab Institutional Advantage Money Fund                 November 26, 1993

Schwab Retirement Money Fund                              November 26, 1993

Schwab New York Municipal Money Fund                      November 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)

Schwab New Jersey Municipal Money Fund                    January 20, 1998

Schwab Pennsylvania Municipal Money Fund                  January 20, 1998



                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    By: ________________________
                                    Name:  William J. Klipp
                                    Title: Executive Vice President and Chief
                                           Operating Officer

                                    CHARLES SCHWAB & CO., INC.

                                    By: ________________________
                                    Name:  Colleen M. Hummer
                                    Title: Senior Vice President